Exhibit 99.2

NEW AGE BEVERAGES CORP. PRICES 2,285,715 SHARE COMMON STOCK OFFERING

DENVER, CO, APRIL 9, 2018 – NEW AGE BEVERAGES CORP. (NASDAQ: NBEV), the Colorado-based Company that markets the brands XingTea®, Aspen Pure® Rocky Mountain Water, Búcha® Live Kombucha, Marley One Drop® Coffee, and Marley Mellow Mood® Relaxation Drinks, today announced the pricing of an underwritten public offering of 2,285,715 shares of its common stock at a price to the public of $1.75 per share. The gross proceeds to New Age Beverages Corp. from this offering are expected to be approximately $4,000,000, before deducting underwriting discounts and commissions and other estimated offering expenses. New Age Beverages Corp. has granted the underwriters a 45-day option to purchase up to an additional 342,857 shares of common stock to cover over-allotments, if any. The offering is expected to close on April 12, 2018, subject to customary closing conditions.

New Age Beverages Corp. intends to use the net proceeds from this offering for purchasing new inventory for newly gained distribution and other general working capital

A.G.P./Alliance Global Partners, offering securities through Euro Pacific Capital, Inc. and Maxim Group LLC are acting as joint book-running managers for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-219341) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on October 16, 2017. A preliminary prospectus supplement and accompanying prospectus relating to the proposed offering was filed with the SEC on April 9, 2018 and is available on the SEC’s website located at http://www.sec.gov. A final prospectus supplement and accompanying prospectus relating to the proposed offering will be filed and made available on the SEC’s website. Electronic copies of the preliminary prospectus supplement and the final prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, offering securities through Euro Pacific Capital, Inc., 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that New Age Beverages Corp. has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about New Age Beverages Corp. and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About New Age Beverages Corporation (NASDAQ: NBEV)
New Age Beverages Corporation is a Colorado-based healthy functional beverage company that was created in 2016 and 2017 with the combination of Búcha Live Kombucha®, XingTea®, Coco-Libre®, and Marley®, to create a one-stop-shop solution for retailers and distributors providing healthier beverages in the disruptive growth segments of the $870 Billion-dollar non-alcoholic beverage industry. In that period, New Age has become the 54th largest beverage company, the 8th largest healthy beverage company, and the fastest growing in the world. New Age competes Ready to Drink (RTD) Tea, RTD Coffee, Kombucha, Energy Drinks, Relaxation Drinks, Coconut Waters, Functional Waters, and Rehydration Beverages with the brands Búcha® Live Kombucha, XingTea®, XingEnergy®, Marley One Drop®, Marley Mellow Mood®, Marley Mate™, Marley Cold Brew™, Coco-Libre®, PediaAde™, and Aspen Pure® PH and Aspen Pure® Probiotic Water. The Company’s brands are sold across all 50 states within the US and in more than 10 countries internationally across all channels via direct and store door distribution systems. The company operates the websites www.newagebev.com, www.newagehealth.us, www.mybucha.com, www.xingtea.com, www.aspenpure.com, www.drinkmarley.com,  www.cocolibre.com, and https://shop.newagebev.com.

New Age has exclusively partnered with the world's 5th largest water charity, WATERisLIFE, to end the world water crisis with the most innovative technologies available. Donate at WATERisLIFE.com to help us #EnditToday.

Safe Harbor Disclosure
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company including statements regarding New Age Beverage’s expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. New Age Beverages competes in a rapidly growing and transforming industry, and other factors disclosed in the Company's filings with the Securities and Exchange Commission might affect the Company’s operations. Unless required by applicable law, NBEV undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about New Age Beverages Corporation please contact:

Cody Slach, Liolios Group, Inc.
Investor Relations Counsel
Tel 949-574-3860
NBEV@Liolios.com